                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated February 18, 1999, with respect to the financial statements and schedule of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 included in this Annual Report (Form 11-K) for the year ended August 31, 1998.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  Ernst & Young LLP


Dayton, Ohio
October 19, 1999